(As adopted by the
                                           Board on 3/9/95)










                    KASH N' KARRY FOOD STORES, INC.





             1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                        TABLE OF CONTENTS

1.   Purpose.. . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   Definitions.. . . . . . . . . . . . . . . . . . . . . . .  1
     2.1.  "Affiliate" . . . . . . . . . . . . . . . . . . . .  1
     2.2.  "Award" . . . . . . . . . . . . . . . . . . . . . .  1
     2.3.  "Award Agreement" . . . . . . . . . . . . . . . . .  1
     2.4.  "Board" . . . . . . . . . . . . . . . . . . . . . .  1
     2.5.  "Cause" . . . . . . . . . . . . . . . . . . . . . .  1
     2.6.  "Change of Control" . . . . . . . . . . . . . . . .  1
     2.7.  "Code"  . . . . . . . . . . . . . . . . . . . . . .  2
     2.8.  "Committee" . . . . . . . . . . . . . . . . . . . .  2
     2.9.  "Common Stock"  . . . . . . . . . . . . . . . . . .  2
     2.10. "Company" . . . . . . . . . . . . . . . . . . . . .  2
     2.11. "Date of Grant" . . . . . . . . . . . . . . . . . .  2
     2.12. "Disability"  . . . . . . . . . . . . . . . . . . .  2
     2.13. "Eligible Director" . . . . . . . . . . . . . . . .  2
     2.14. "Exchange Act". . . . . . . . . . . . . . . . . . .  2
     2.15. "Fair Market Value" . . . . . . . . . . . . . . . .  2
     2.16. "Involuntary Termination" . . . . . . . . . . . . .  3
     2.17. "Non-Employee Director" . . . . . . . . . . . . . .  3
     2.18. "Option"  . . . . . . . . . . . . . . . . . . . . .  3
     2.19. "Option Period" . . . . . . . . . . . . . . . . . .  3
     2.20. "Original Stockholders" . . . . . . . . . . . . . .  3
     2.21. "Plan"  . . . . . . . . . . . . . . . . . . . . . .  3
     2.22. "SEC" . . . . . . . . . . . . . . . . . . . . . . .  3
     2.23. "Subsidiary(ies)" . . . . . . . . . . . . . . . . .  3
     2.24. "Voluntary Termination" . . . . . . . . . . . . . .  3
     2.25. "Voting Interest" . . . . . . . . . . . . . . . . .  4

3.   Administration. . . . . . . . . . . . . . . . . . . . . .  4
     3.1.  The Committee.. . . . . . . . . . . . . . . . . . .  4
     3.2.  Plan Administration and Plan Rules. . . . . . . . .  4
     3.3.  Liability Limitation. . . . . . . . . . . . . . . .  4

4.   Term of the Plan/Common Stock Subject to the Plan.. . . .  5
     4.1.  Term. . . . . . . . . . . . . . . . . . . . . . . .  5
     4.2.  Common Stock. . . . . . . . . . . . . . . . . . . .  5

5.   Awards. . . . . . . . . . . . . . . . . . . . . . . . . .  5
     5.1.  Type of Options.. . . . . . . . . . . . . . . . . .  5
     5.2.  Initial Awards. . . . . . . . . . . . . . . . . . .  5
     5.3.  Subsequent Awards.. . . . . . . . . . . . . . . . .  6
     5.4.  Exercise Price. . . . . . . . . . . . . . . . . . .  6
     5.5.  Method of Exercise. . . . . . . . . . . . . . . . .  6
     5.6.  Form of Payment.. . . . . . . . . . . . . . . . . .  6
     5.7.  Option Period.. . . . . . . . . . . . . . . . . . .  7
     5.8.  Right to Exercise.. . . . . . . . . . . . . . . . .  8
     5.9.  Limitation of Rights. . . . . . . . . . . . . . . .  8
     5.10. Regulatory Approval.. . . . . . . . . . . . . . . .  8

6.   Exercisability. . . . . . . . . . . . . . . . . . . . . .  8

7.   Withholding.. . . . . . . . . . . . . . . . . . . . . . .  8

8.   Changes in Capitalization and Other Matters.. . . . . . .  9
     8.1.  No Corporate Action Restriction.. . . . . . . . . .  9
     8.2.  Recapitalization Adjustments. . . . . . . . . . . .  9

9.   Change of Control.. . . . . . . . . . . . . . . . . . . .  9
     9.1.  Acceleration of Awards Vesting. . . . . . . . . . .  9
     9.2.  Change of Control.. . . . . . . . . . . . . . . . .  9

10.  Amendment; Termination. . . . . . . . . . . . . . . . . . 10

11.  Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . 10
     11.1.  Unfunded Plan. . . . . . . . . . . . . . . . . . . 10
     11.2.  Listing, Registration and Other Legal
            Compliance.. . . . . . . . . . . . . . . . . . . . 10
     11.3.  Award Agreements.. . . . . . . . . . . . . . . . . 11
     11.4.  Designation of Beneficiary.. . . . . . . . . . . . 11
     11.5.  Governing Law. . . . . . . . . . . . . . . . . . . 11
     11.6.  Titles and Headings. . . . . . . . . . . . . . . . 11
     11.7.  Effective Date.. . . . . . . . . . . . . . . . . . 11




























                 KASH N' KARRY FOOD STORES, INC.
          1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                            * * * * *

     1. Purpose. The purpose of the Kash n' Karry Food Stores, Inc. 1995 Non-Employee Director Stock Option Plan (the "Plan") is to promote the interests of the Company by enabling the Company to retain the experienced and knowledgeable non-employee directors whose initial election to the Board became effective upon or after consummation of the Company's Plan of Reorganization through grants of non-qualified stock options to acquire the Company's Common Stock, par value $0.01 per share, and certain limited stock appreciation rights in respect thereof. In addition, such grants will encourage the closer alignment of the interests of such directors and the Company's shareholders.

     2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

          2.1. "Affiliate" means (a) a member of a controlled group of corporations of which the Company is a member or (b) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Code. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C).

          2.2. "Award" means an award or grant of Options made to an Eligible Director under Section 5 of the Plan.

          2.3. "Award Agreement" means the agreement executed by an Eligible Director pursuant to Section 11.3 of the Plan in connection with the granting of an Option.

          2.4. "Board" means the Board of Directors of the Company, as constituted from time to time.

          2.5.  "Cause" means (a) personal dishonesty,
(b) incompetence, (c) willful misconduct, (d) intentional failure to perform stated duties, (e) breach of a fiduciary duty involving personal profit or (f) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of the preceding sentence, no act shall be considered "willful" unless done, or omitted to be done, by the Eligible Director not in good faith and without reasonable belief that such act, or failure to act, was in the best interests of the Company and its Subsidiaries.

          2.6. "Change of Control" shall have the meaning ascribed thereto in Section 9.2 of the Plan.
          2.7. "Code" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.8. "Committee" means the Board, or any committee of the Board established to administer the Plan, as described in
Section 3 of the Plan.

          2.9.  "Common Stock" means the common stock, par value
$0.01 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

          2.10. "Company" means Kash n' Karry Food Stores, Inc., a Delaware corporation, or any successor corporation to Kash n'
Karry Food Stores, Inc.

          2.11. "Date of Grant" means, with respect to an Award, the date as of when it is granted or awarded to an Eligible
Director.

          2.12. "Disability" means any physical or mental disability which is determined in writing to be total and permanent by a medical physician selected in good faith by the Company, as a result of which the Eligible Director is unable to perform for the Company and its Subsidiaries substantially the same duties as he or she performed prior to incurring such physical or mental disability.

          2.13. "Eligible Director" means any Non-Employee
Director of the Company whose initial election to the Board became effective on or after December 29, 1994.

          2.14. "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.15. "Fair Market Value" means on, or with respect to, any given date(s), the mean average of the high bid and low asked prices of the Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ"), for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on NASDAQ, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Company.

          2.16. "Involuntary Termination" means any termination of an Eligible Director's membership on the Board other than a Voluntary Termination or a removal from the Board for Cause.

          2.17. "Non-Employee Director" means any director of the Company who is not an employee of, and/or consultant to, the Company or any Subsidiary of the Company.

          2.18. "Option" means any non-qualified stock option granted or awarded to an Eligible Director pursuant to Section 5 of the Plan and the relevant Award Agreement, whether as a Level One Grant, or as a Level Two Grant, or as part of a Subsequent Award pursuant to Section 5.3.

          2.19. "Option Period" shall mean, with respect to an Option, the period commencing on the Date of Grant and ending on the tenth anniversary of the Date of Grant.

          2.20. "Original Stockholders" means members of (x) any group consisting of members of the Board, or (y) the unofficial committee of holders of the Company's 12-3/8% Senior Notes due 1999, the Company's Senior Floating Rate Notes due August 2, 1996, and the Company's 14% Subordinated Debentures due February 1, 2001, (the "Bondholder Committee"), which committee participated in the negotiation of the terms of the Company's Plan of Reorganization dated as of December 12, 1994, filed in the United States Bankruptcy Court for the District of Delaware in respect of Case No. 94-1082 (HSB), or any other group of holders consisting in whole or in part of members of the Bondholder Committee.

          2.21.  "Plan" means the Kash n' Karry Food Stores, Inc.
1995 Non-Employee Director Stock Option Plan, as set forth herein.

          2.22.  "SEC" means the United States Securities and
Exchange Commission.

          2.23. "Subsidiary(ies)" means any corporation(s) (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

          2.24. "Voluntary Termination" means a termination of an Eligible Director's membership on the Board due to or as a result of any such Eligible Director's resignation from the Board (other than due to death or Disability) or refusal (other than due to death or Disability) to stand for election to the Board after having been nominated by the Board.
          2.25. "Voting Interest" means securities of any class or classes or other ownership interests having general voting power under ordinary circumstances to elect members of a board of directors of any entity.

     3.   Administration.

          3.1. The Committee. The Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than two (2) of the then members of the Board. Consistent with the Bylaws of the Company, members of the Committee serve at the pleasure of the Board and the Board may at any time and from time to time remove members from, or add members to, the Committee. Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

          3.2. Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend, and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) making Subsequent Awards in such amounts as the Committee shall determine, and (b) correcting any technical defects(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the granting of any Subsequent Awards. The Committee's determinations under the Plan need not be uniform and may be made selectively among Eligible Directors, whether or not such Eligible Directors are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Eligible Directors and any person(s) claiming under or through any Eligible Directors. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

          3.3. Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in
good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

     4.   Term of the Plan/Common Stock Subject to the Plan.

          4.1.  Term.  The Plan shall terminate on December 31,
2005, except with respect to Awards then outstanding. After such date, no further Awards shall be granted under the Plan.

          4.2. Common Stock. The maximum number of shares of Common Stock in respect of which Options may be granted under the Plan, subject to adjustment as provided in Section 8.2 of the Plan, shall be thirty-six thousand (36,000) shares of the Common Stock. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open market or in private transactions) and which are being held as treasury shares.
Shares of Common Stock subject to Options granted under the Plan that remain unissued upon the forfeiture and cancellation of Options by reason of a Voluntary Termination shall become available for further awards under the Plan, but only to Eligible Directors whose initial election or appointment to the Board is for the purpose of filling the vacancy left by the Eligible Director who caused the Voluntary Termination. Except as provided in the foregoing sentence, if any Options expire unexercised or are forfeited, surrendered, cancelled or otherwise terminated, the shares of Common Stock which were theretofore subject to such Options shall not be available for Options under the Plan, and upon any such expiration, forfeiture, surrender, cancellation, or other termination, the maximum number of shares in respect of which Options may be granted under this Plan shall be reduced to such extent.

     5.   Awards.

          5.1.  Type of Options.  All Options granted under the
Plan shall be non-statutory options not intended to qualify as incentive stock options under Section 422 of the Code.

          5.2. Initial Awards. Each Eligible Director who is serving in such capacity on the date as of when the Plan is adopted by the Company shall be granted each of the following
Awards (collectively, the "Initial Awards"):

               5.2.1.  a non-qualified stock option to acquire
     three thousand (3,000) shares of the Common Stock, subject
     to adjustment in accordance with Section 8.2 of the Plan
     (the "Level One Grant(s)"); and

               5.2.2.  a non-qualified stock option to acquire
     three thousand (3,000) shares of the Common Stock, subject to adjustment in accordance with Section 8.2 of the Plan
     (the "Level Two Grant(s)").

          5.3. Subsequent Awards.  The Committee may grant
Options (the "Subsequent Awards") to Eligible Directors whose initial election or appointment to the Board is for the purpose of filling a vacancy left by an Eligible Director who received an Initial Award that was forfeited and cancelled pursuant to
Section 5.7 hereof by reason of a Voluntary Termination.

          5.4. Exercise Price. The exercise price per share of Common Stock subject to Options granted hereunder shall be:

               5.4.1. Fifteen Dollars ($15.00), in the case of Level One Grants;

               5.4.2.  Twenty Dollars ($20.00), in the case of
     Level Two Grants;

               5.4.3. The Fair Market Value on the business day immediately preceding the Date of Grant, in the case of Subsequent Awards made pursuant to Section 5.3 hereof.

          5.5. Method of Exercise. Upon becoming exercisable in accordance with Section 6 of the Plan, and subject to the provisions of Section 5.7 hereof, an Option may be exercised in whole or in part at any time and from time to time during the Option Period. A partial exercise of an Option will not affect an Eligible Director's subsequent right to exercise the Option as to the remaining Common Stock subject to the Option. Any portion of an Option that is exercised may not be exercised again. To exercise an Option, an Eligible Director must do the following:
(a) deliver to the Company a written notice of exercise, specifying the number of shares to be purchased; and (b) tender to the Company payment in full of the exercise price. The exercise date of an Option will be the date when the Company has received the notice of exercise and full payment of the exercise price. No Option may be exercised at any time in respect of a fractional share.

          5.6. Form of Payment. An Eligible Director may pay all or any part of the exercise price under an Option in cash, by certified check, bank draft or money order payable to the order of the Company or such other form or method of payment as may be acceptable to the Company and available to all Eligible
Directors.   Payment may also be made in whole or in part by the
transfer to the Company of shares of Common Stock already owned
by an Eligible Director for at least six months prior to the exercise date and having a Fair Market Value equal to all or a portion of the exercise price as of the exercise date. All payment instruments shall be accepted by the Company subject to collection.

          5.7. Option Period. Each Award shall expire on the last day of the Option Period, but shall be subject to earlier termination as follows:

               5.7.1. If the Eligible Director is removed from the Board for Cause, all rights of such Eligible Director under any then exercisable and unexercisable Options shall automatically expire and be forfeited and cancelled on the effective date of any such removal.

               5.7.2. In the event of a Voluntary Termination, all rights of such Eligible Director under any unexercisable Options shall automatically expire and be forfeited and cancelled on the effective date of such Voluntary Termination, and any then exercisable Options shall expire forty-five (45) days after the date of such Voluntary Termination (but not beyond the last day of the Option Period).

               5.7.3.  In the event of an Involuntary
     Termination, the then outstanding Options of such Eligible Director shall become one hundred percent (100%) exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Options, regardless of whether such Options were previously exercisable, and each such Option shall expire forty-five (45) days after the date of such Involuntary Termination (but not beyond the last day of the Option Period) and thereafter such Options shall be forfeited and cancelled by the Company. Notwithstanding the immediately preceding sentence, if any Involuntary Termination is due to the death or Disability of an Eligible Director, such Eligible Director (and such Eligible Director's estate, designated beneficiary or other legal representative, as the case may be) shall have the right, to the extent exercisable immediately prior to or as a result of any such Involuntary Termination, to exercise any Option at any time within the one hundred eighty (180) day period following such cessation to serve (but not beyond the last day of the Option Period).

               5.7.4. Exercise of a deceased Eligible Director's Awards that become or remain exercisable shall be by (a) the person or persons whom the Eligible Director has designated in a writing filed with the Company in accordance with
     Section 11.4 of the Plan, or (b) if no such designation has been made, by the person or persons to whom the Eligible
     Director's rights have passed by will or the laws of intestate succession.

          5.8. Right to Exercise. The right of any Eligible Director to exercise an Award granted under the Plan shall, during the lifetime of such Eligible Director, be exercisable only by such Eligible Director and shall not be assignable or transferable by such Eligible Director other than by will or the laws of intestate succession.

          5.9. Limitation of Rights. Neither the recipient of an Award under the Plan nor an Eligible Director's beneficiaries or successors in interest shall have any rights as a shareholder of the Company with respect to any Common Stock subject to any Award until the issuance of a stock certificate in respect of such Common Stock. Neither the Plan, nor the granting of any Award thereunder, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director of the Company for any period of time or at any particular rate of remuneration.

          5.10. Regulatory Approval. The Company shall not be required to issue any certificates for Common Stock upon the exercise of an Option granted under the Plan or to record as a holder of record of Common Stock the name of the person exercising an Option under the Plan, (a) without first obtaining to the complete satisfaction of the Company the approval of all regulatory bodies deemed necessary by the Company, and
(b) without first complying, to the Company's satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Company. Common Stock acquired upon exercise of an Option may not be sold or otherwise disposed of prior to six months after the Date of Grant.

     6. Exercisability. Subject to Sections 5.7 and 5.10 of the Plan, all Level One Options granted under the Plan shall become exercisable on July 30, 1995, all Level Two Options granted under the Plan shall become exercisable on July 28, 1996, and all Subsequent Awards shall become exercisable in accordance with such vesting schedule as the Committee shall determine at the time of grant.

     7. Withholding. The Company shall have the right to require an Eligible Director, upon the exercise of any Option, to remit or otherwise arrange for the payment of any federal, state, local or other taxes of any kind which the Company, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation.


     8.   Changes in Capitalization and Other Matters.

          8.1. No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Eligible Director, beneficiary or any other person shall have any claim against any member of the Board, the Company or any Subsidiary, or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

          8.2. Recapitalization Adjustments. If the outstanding shares of Common Stock of the Company are increased, decreased, or changed into or exchanged for, a different number or kind of securities of the Company through a stock dividend, reclassification, stock split, reverse stock split, consolidation, subdivision, split-up, spin-off, split-off or combination, proportionate adjustments shall be made to reflect such change, including, without limitation, with respect to the aggregate number and class of shares of Common Stock subject to and authorized by the Plan, the number of shares of Common Stock covered by each outstanding Option, and the exercise price or other price per share of Common Stock in respect of outstanding Options.

     9.   Change of Control.

          9.1. Acceleration of Awards Vesting. Anything in the Plan to the contrary notwithstanding, if a Change of Control of the Company (as defined in Section 9.2 of the Plan) occurs, all Awards then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change of Control. The immediately preceding sentence shall apply to only those Eligible Directors who are serving in such capacity as of the date of the Change of Control.

          9.2. Change of Control. For the purpose of this Plan, a "Change of Control" shall have occurred if at any time either
(a) any person or any persons acting together (excluding the Original Stockholders) that constitute a "group" for purposes of
Section 13(d) of the Exchange Act shall beneficially own at least
fifty percent (50%) of the total Voting Interest of the Company or (b) any person or any persons acting together (excluding the Original Stockholders) that constitute a "group" for purposes of
Section 13(d) of the Exchange Act shall succeed in having a sufficient number of its nominees elected to the Board to constitute a majority of the Board.

     10. Amendment; Termination. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable.No such amendment, suspension or termination shall be effective if it would materially adversely affect the rights of any Eligible Director under any outstanding Awards, without the consent of such Eligible Director.

     11.  Miscellaneous.

          11.1. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Eligible Director (or beneficiary thereof or any other person) any equity or other interest of any kind in the assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Eligible Director, any beneficiary thereof or any other person.

          11.2.  Listing, Registration and Other Legal
Compliance. No Options or Common Stock shall be issued under the Plan unless legal counsel for the Company shall be satisfied that any such issuance will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Company may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Company may deem necessary or advisable, in its sole discretion, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for any Options and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Company may deem advisable under the rules, regulations, or other requirements of the SEC, any stock exchange upon or trading system in which the Common Stock is then listed or traded, and any applicable federal or state securities
law. In addition, if, at any time specified herein (or in any Award Agreement) for the issuance or other distribution of any Options and/or Common Stock, or the payment of amounts to any Eligible Director, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Affiliate or any Subsidiary or any Eligible Director (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection therewith, any such issuance or distribution, or any such payment, as the case may be, shall be deferred until such required action is taken.

          11.3. Award Agreements. Each Eligible Director shall enter into an Award Agreement with the Company in a form specified by the Company. Each such Eligible Director shall agree therein to the restrictions, terms and conditions set forth in such Award Agreement and/or the Plan.

          11.4. Designation of Beneficiary. Each Eligible Director may designate a beneficiary or beneficiaries to exercise an Option or to receive any payment which, under the terms of the Plan and the relevant Award Agreement, may become exercisable or payable on or after the Eligible Director's death. At any time, and from time to time, any such designation may be changed or cancelled by the Eligible Director without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been designated by a deceased Eligible Director, or if the designated beneficiaries have predeceased the Eligible Director, the beneficiary shall be the Eligible Director's estate. If the Eligible Director designates more than one such beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Eligible Director has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Eligible Director.

          11.5. Governing Law. The validity, construction, enforcement and interpretation of this Plan, and all actions taken hereunder, are governed by, and shall be construed in accordance with, the laws of the State of Delaware and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions.

          11.6. Titles and Headings. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

          11.7.  Effective Date.  The Plan shall be effective
upon its adoption by the Board.
                       11         20/LWH/KNK.SEC/S1.95/EX-10-7A.ASC